UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2007

CHINA KANGTAI CACTUS BIO-TECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 99 Taibei Road Limin Economy and Technology Developing District Harbin, P.R.C.	150025
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (86) 451-57351189 ext 126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements

The Board of Directors has concluded that certain previously filed financial statements of the Registrant covering the periods ending March 31, 2006, June 30, 2006 and September 30, 2006 contained errors which must be corrected. Accordingly, the previously filed financial statements for the designated periods should no longer be relied upon.

The Registrant intends to restate its financial statements for the specified periods and will file amended reports on Form 10QSB/A containing the restated financials.

On or around January 30, 2007, Management determined that it had used incorrect revenue recognition policies in the preparation of its interim financial statements for the first three quarters of 2006. Under the incorrect policy, revenue was recognized at the time products were delivered to retail outlets. The policy has now been revised so that revenue is recognized only when goods are sold by retail outlets to the end customer.

Management has discussed with the Company’s independent auditors the matters disclosed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC

By: /s/ JINJIANG WANG
President, Chief Executive Officer, Director and Principal Executive Officer

Date: May 10, 2007